                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]Preliminary Proxy Statement
[_]Confidential, for Use of the Commission Only (as permitted by Rule
   14a-6(e)(2))
[X]Definitive Proxy Statement
[_]Definitive Additional Materials
[_]Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                    McLAREN PERFORMANCE TECHNOLOGIES, INC.
               (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]No fee required.
[_]$125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or Item
   22(a)(2) of Schedule 14A.
[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1)Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    (2)Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    (4)Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    (5)Total fee paid:

       -------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials.
[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)Amount previously paid:__________________________________________________
    (2)Form, schedule or registration statement no.:____________________________
    (3)Filing party:____________________________________________________________
    (4)Date filed:______________________________________________________________

                    McLAREN PERFORMANCE TECHNOLOGIES, INC.
                          32233 West Eight Mile Road
                            Livonia, Michigan 48152
                                (248) 477-6240

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        To be held on February 26, 2003

                               -----------------

TO THE STOCKHOLDERS OF McLAREN PERFORMANCE TECHNOLOGIES, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of McLaren Performance Technologies, Inc., a Delaware corporation (the "Company"), will be held at the Embassy Suites, 19525 Victor Parkway, Livonia, Michigan 48152 on Wednesday, February 26, 2003, at 9:30 a.m., local time, for the purpose of considering and acting upon the following matters:

      1. The election of eight (8) Directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

      2. The approval of the selection of Grant Thornton LLP as the Company's independent public accountants.

      3. The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting.

   The Board of Directors knows of no other business which will be presented to the Stockholders at this annual meeting.

   The Board of Directors has fixed January 2, 2003, as the record date for the determination of the Stockholders entitled to receive notice of and to vote at the Annual Meeting of Stockholders and any adjournments or postponements of the annual meeting.

   It is important that Proxies be returned promptly. Therefore, Stockholders who do not expect to attend the annual meeting in person are requested to vote, sign, date and return the enclosed Proxy which is solicited by the Board of Directors, in the enclosed prepaid envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          /s/ Chris J. Panzl
                                          Chris J. Panzl, Secretary

Dated: January 17, 2003

                    McLAREN PERFORMANCE TECHNOLOGIES, INC.
                          32233 West Eight Mile Road
                            Livonia, Michigan 48152
                                (248) 477-6240

                               -----------------

                                PROXY STATEMENT

                               -----------------

                        ANNUAL MEETING OF STOCKHOLDERS

   The Board of Directors of McLAREN PERFORMANCE TECHNOLOGIES, INC. (the "Company" or "McLaren") requests all Stockholders who do not expect to be present at the annual meeting to be held February 26, 2003 (the "Annual Meeting"), and who wish their stock to be voted on the business to be transacted there, to vote, sign, date and return the enclosed form of Proxy. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's Stockholders on or about January 24, 2003.

   Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by a later-dated proxy, by giving written notice of such revocation to the Secretary of the Company at the above address, or by voting in person at the Annual Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this proxy material to Stockholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Annual Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. The Company has retained ADP- ICS to assist in the solicitation of Proxies at an estimated cost of $6,300 plus reimbursement of reasonable expenses. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection. All shares represented by valid Proxies will be voted in accordance therewith at the Annual Meeting.

   All voting rights are vested exclusively in the holders of the Company's $.00001 par value Common Stock. Each share of Common Stock entitles the holder to one (1) vote. Cumulative voting in the election of Directors is not permitted. Only Stockholders of record at the close of business on January 2, 2003, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. On January 2, 2003, the Company had 11,974,532 shares of its $.00001 par value Common Stock outstanding.

   A majority of the shares of the Company's outstanding Common Stock represented in person or by Proxy shall constitute a quorum at the Annual Meeting. Assuming a quorum is present, Directors are elected by a plurality of all votes cast. In accordance with applicable law, abstentions and broker non-votes will not have the effect of votes in opposition to a Director nominee.

   The Company's Annual Report is being simultaneously mailed to the Stockholders, but does not constitute part of these proxy soliciting materials.

                             ELECTION OF DIRECTORS

                           Item 1 on the Proxy Card

   The Board of Directors is currently set at eight (8) members. Each member of the current Board of Directors has been nominated for reelection. The Board of Directors recommends the election of the eight (8) Director nominees listed below, to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

   It is the intention of the persons named in the accompanying form of Proxy to vote such Proxies for the nominees named below. The Board of Directors has no reason to believe that any nominee will be unable to serve. In the event that any nominee should not be available, the persons named in the Proxy will vote for the election of such substitute nominee as may be selected by the Board of Directors of the Company.

                    NOMINEES for Directors of the Company:

                             Nicholas P. Bartolini
                                Lawrence Cohen
                               Stephen D. Davis
                               Hayden H. Harris
                                David D. Jones
                                Wiley R. McCoy
                              Robert J. Sinclair
                               Amherst H. Turner

   Assuming a quorum is present, Directors are elected by a plurality of all votes cast. In accordance with applicable law, abstentions and broker non-votes will not have the effect of votes in opposition to a Director nominee.

   The Board of Directors recommends a vote FOR the election of the Director nominees listed above.

Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth, as of January 9, 2003, the number and percentage of shares of Common Stock beneficially owned by each Director and Executive Officer of the Company named in the Summary Compensation Table, all Directors and Executive Officers of the Company as a group, and certain other beneficial owners. Unless otherwise indicated, information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                                Total Shares
                                                Beneficially Percent
           Name and Address of Beneficial Owner   Owned(1)   of Class
           ------------------------------------ ------------ --------
               Nicholas P. Bartolini...........   107,245(2)     *
                1926 Santa Barbara Street
                 Santa Barbara, CA 93101

               Lawrence Cohen..................   739,406(3)   5.9%
                 3311 NE 26th Avenue
                Lighthouse Point, FL 33064

               Stephen D. Davis................   250,000(4)     *
                 5055 Quincy Court
                 Saline, MI 48176

                                                        Total Shares
                                                        Beneficially   Percent
Name and Address of Beneficial Owner                      Owned(1)     of Class
------------------------------------                    ------------   --------

    Hayden H. Harris...................................  1,226,476(5)    10.1%
     13875 Waters Road
     Chelsea, MI 48118

    David D. Jones.....................................     99,788(6)       *
     1885 James Court
     Lake Forest, IL 60045

    Amherst H. Turner..................................    699,744(7)     5.8%
     401 East Stadium Boulevard
     Ann Arbor, MI 48104

    Wiley R. McCoy.....................................    254,250(8)     2.1%
     32233 West Eight Mile Road
     Livonia, MI 48152

    Steven Rossi.......................................    200,000(9)     1.6%
     123 Landing Hill Road
     P.O. Box 280
     E. Hadden, CT 02463

    Robert J. Sinclair.................................    126,500(10)      *
     Casa Sueno
     1025 North Ontare Road
     Santa Barbara, CA 93105

    Chris J. Panzl.....................................    100,000(11)      *
     32233 West Eight Mile Road
     Livonia, MI 48152

    Geoffrey C. Owen...................................     20,000(12)      *
     34 Emerald Lane
     Amherstburg, Ontario, NAV3r3

    All Directors and Executive Officers as a Group....  3,823,409(13)   27.7%
     (11 persons)

    Brian Chang........................................  1,126,203        9.4%
     1 Chatsworth Court
     #24-21 Chatsworth Court
     Singapore 249745

--------
*   Represents less than 1% of Class.

 (1)Beneficial ownership is determined in accordance with rules of the Securities and Exchange Committee ("SEC"), and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of January 9, 2003, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as may be indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

 (2)Represents 25,995 shares held directly and 81,250 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Bartolini.

 (3)Represents 10,000 shares held directly, 229,406 shares held by Mr. Cohen's wife, and 500,000 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Cohen.

 (4)Represents 250,000 shares underlying stock options that, depending on a number of triggering events, may be exercisable within 60 days of January 9, 2003.

 (5)Represents 1,047,826 shares held by Mr. Harris as trustee of his trust, 150,000 shares underlying currently exercisable stock warrants held by Mr. Harris as trustee of his trust, and 28,650 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Harris.

 (6)Represents 62,500 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Jones and 37,288 shares transferred to Mr. Jones on December 19, 2001, as part of the dissolution of Greenmotors LLC, a former stockholder of the Company which held 1,118,652 shares.

 (7)Represents (a) 510,204 shares and 102,040 shares underlying currently exercisable warrants held by Amherst Fund LLC, which is managed by Mr. Turner, and of which Mr. Turner has sole voting power and investment power;
    (b) 25,000 shares, 37,500 shares underlying currently exercisable warrants held directly by Mr. Turner and 25,000 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Turner.

 (8)Represents 76,250 shares held directly, 1,750 shares held by Mr. McCoy's wife, and 176,250 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. McCoy.

 (9)Represents 200,000 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Rossi.

(10)Represents 10,000 shares held directly, 4,000 shares held with his wife as joint tenants, and 112,500 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Sinclair.

(11)Represents 100,000 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Panzl.

(12)Represents 20,000 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock options held by Mr. Owen.

(13)Includes 1,845,690 shares underlying currently exercisable (or exercisable within 60 days of January 9, 2003) stock warrants and options.

Information Concerning Directors and Nominees

   The following information is furnished with respect to each Director, each of whom is nominated for election as a Director of the Company:

                          Director
Name                  Age  Since   Principal Occupation During Last Five Years
----                  --- -------- -------------------------------------------
Nicholas P. Bartolini 65    1997   Principal, Bartolini Associates, a consulting firm, since 1995.
Lawrence Cohen....... 57    1995   Chairman of the Board of the Company from April, 1999 to September,
                                   2001.
Stephen D. Davis..... 44    2002   Vice Chairman of the Board of the Company since December 11, 2002;
                                   President, Penske Transportation Components from November, 1997 to
                                   August, 2002; CEO of DAVCO Technologies, LLC from 1990 to
                                   August, 2002; CEO of Truck-Lite Company, Inc. from November, 1997 to August, 2002.
Hayden H. Harris..... 60    2000   Chairman of the Board of the Company since September, 2001;
                                   President of EDM, Inc., a venture capital fund management company, since 1987.
David D. Jones....... 58    1998   Consultant since August, 2000; President, CEO and Director, Outboard
                                   Marine Corporation from August, 1997 to August, 2000; President,
                                   Mercury Marine Division of Brunswick Company from December, 1989 to August, 1997.
Wiley R. McCoy....... 63    1999   Chief Executive Officer of the Company since December 11, 2002;
                                   Chief Operating Officer of the Company from April 20, 1999 to
                                   December 11, 2002; Executive Vice President of the Company from
                                   December 1, 2000 to December 11, 2002; President of the Company
                                   from April 20, 1999, to November 30, 2000; President and COO of
                                   McLaren Engines, Inc. from December, 1993 to January, 1999.
Robert J. Sinclair... 70    1994   Retired.
Amherst H. Turner.... 63    2001   Retired; Chief Executive Officer of G.T. Products, Inc. until retirement in 1998.

   On December 23, 2000, Outboard Marine Corporation filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Nominee David D. Jones served as the President and CEO and as a Director of Outboard Marine Corporation from August 1997 to August 2000.

   The Company may not have knowledge of all of the information provided above regarding securities ownership, business interests and other events and transactions of the Directors. To the extent that the Company does not have actual knowledge of such information, such information has been furnished by such persons.

Section 16(a) Beneficial Reporting Compliance

   Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year and certain written representations, no persons who were either a Director, Officer or beneficial owner of more than 10% of the Company's Common Stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

Meetings of the Board of Directors and Committees

   During the fiscal year ended September 30, 2002, the Company's Board of Directors held four (4) meetings, the Audit Committee held three (3) meetings, and the Compensation Committee held four (4) meetings. Each Director attended at least 75% of the aggregate number of meetings held by the Board of Directors and the Committees thereof during the time each such Director was a member of the Board or any Committee thereof.

   The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee.

   The Audit Committee consists of Nicholas P. Bartolini, Stephen D. Davis, and Amherst H. Turner, each of whom is an independent Director as defined in
Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee's function is to review and report to the Board of Directors with respect to the selection and the terms of engagement of the Company's independent public accountants, and to maintain communications among the Board of Directors, such independent public accountants, and the Company's internal accounting staff with respect to accounting and audit procedures, the implementation of recommendations by such independent public accountants, the adequacy of the Company's internal controls and related matters. The Audit Committee also reviews certain related party transactions and any potential conflict of interest situations involving officers, directors or stockholders beneficially owning more than 10% of a security of the Company.

   The Compensation Committee consists of Nicholas P. Bartolini, Hayden H. Harris, and David D. Jones. The Compensation Committee's function is to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, including the granting of stock options pursuant to the Company's 2000 Option Plan.
                                AUDIT COMMITTEE

   The Company's Board of Directors has adopted a written charter for its Audit Committee. The written charter was included in the proxy statement, filed January 18, 2001, with the SEC.

   The information presented in this section with regard to the Company's Audit Committee, as well as the Report of the Audit Committee, are not incorporated into this Proxy Statement and are not to be considered part of the solicitation material.

                         Report of the Audit Committee
                           of the Board of Directors

   The Audit Committee has reviewed and discussed the audited financial statements with management, and has discussed with the Company's independent auditors the matters required to be discussed by SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), and has discussed with the independent accountants their independence. The Audit Committee has considered whether the independent accountants' provision of information technology services and other non-audit services to the Company is compatible with the independent accountants' independence.

Audit Fees

   Audit fees billed to the Company by Ernst & Young LLP during its 2002 fiscal year for review of the annual financial statements and those financial statements included in the quarterly reports on Form 10-QSB totaled $128,662. There were no other audit related services, such as accounting advisory services, provided by Ernst & Young LLP.

   Audit fees billed to the Company by Grant Thornton LLP during its 2002 fiscal year for review of the annual financial statements and those financial statements included in the quarterly reports on Form 10-QSB totaled $68,200. There were no other audit related services, such as accounting advisory services, provided by Grant Thornton LLP.

Financial Information Systems Design and Implementation Fees

   The Company did not engage either Ernst & Young LLP or Grant Thornton LLP to provide advice regarding financial information systems design and implementation during the fiscal year ended September 30, 2002.

All Other Fees

   There were no other fees billed to the Company by Ernst & Young LLP during its 2002 fiscal year for any other non-audit services. There were no other fees billed to the Company by Grant Thornton LLP during its 2002 fiscal year for any other non-audit services.

   Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-KSB for the fiscal year ended September 30, 2002.

                             Nicholas P. Bartolini
                               Stephen D. Davis
                               Amherst H. Turner
                        Members of the Audit Committee

                 EXECUTIVE COMPENSATION AND OTHER TRANSACTIONS

   The following table sets forth information regarding the executive compensation for the Company's Chief Executive Officer and each other highly compensated Executive Officer for the fiscal years ended September 30, 2002, 2001, and 2000:

                          SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                    LONG-TERM COMPENSATION
-                             ------------------------------------ ---------------------------------------
                                                                              Securities
                                                                              Underlying
                                                         Other     Restricted  Options
                                                         Annual      Stock       SARS     LTIP    All Other
Name and Principal Position   Year    Salary    Bonus Compensation  Award(s)   (Number)  Payouts Compensation
---------------------------   ---- --------     ----- ------------ ---------- ---------- ------- ------------
Steven Rossi(13)............. 2002 $210,000      -0-      -0-         -0-          -0-     -0-      $1,906(14)
  President and Chief         2001 $150,654(15)  -0-      -0-         -0-      200,000     -0-       2,695(16)
   Executive Officer

Wiley R. McCoy(17)........... 2002 $140,000      -0-      -0-         -0-          -0-     -0-      $ 7158(18)
  Executive Vice President,   2001 $148,811      -0-      -0-         -0-          -0-     -0-      $2,976(19)
   COO                        2000 $143,523      -0-      -0-         -0-      175,000     -0-      $2,800(20)

Chris J. Panzl............... 2002 $135,000      -0-      -0-         -0-      140,000     -0-         -0-
  Chief Financial Officer,    2001 $ 80,289(21)  -0-      -0-         -0-       60,000     -0-         -0-
   Secretary, Vice-President
   and Treasurer

   Effective October 1, 1995, the Company implemented a 401(k) Plan pursuant to which all eligible employees may contribute up to 15% of their compensation. The Company matches contributions in the amount of 10% of all elective deferrals, and, at the Company's option, may contribute annually up to 15% of the total compensation of all eligible employees. Executive Officers of the Company are eligible to participate in this plan. During the fiscal years ended September 30, 2001 and 2002, the Company made matching contributions of $74,301 and $70.928 respectively, under this plan.

Information Concerning Executive Officers and Key Employees

   Wiley R. McCoy, 63, has been the Chief Executive Officer since December 11, 2002. Prior to such date, he was the Chief Operating Officer of the Company since April 19, 2000 and the Executive Vice President of the Company since December 1, 2000. Prior to that time, he was the President of the Company from April 20, 1999 to November 30, 2000. From December, 1993 to January, 1999, Mr. McCoy was the President and COO of McLaren Engines.

--------
(13)Mr. Rossi served as the President and CEO from December 1, 2000-November 12, 2002, at which time he and Company terminated his employment agreement.

(14)Represents amount paid by the Company as a matching payment to a 401(k) contribution.

(15)Mr. Rossi served as the CEO from December 1, 2000 and began receiving compensation from the Company on January 1, 2001. From January 1, 2001 to September 30, 2001, he received compensation of $160,654 from the Company. His salary was $200,000 on a yearly basis, with a 5% increase effective December 1, 2001.

(16)Represents amount paid by the Company as a matching payment to a 401(k) contribution.

(17)Mr. McCoy served as COO of the Company from April 20, 1999 until December 11, 2002 and as Executive Vice President from December 1, 2000 until December 11, 2002. On December 11, 2002 he was named CEO.

(18)Represents $2,693 paid by the Company as a matching payment to a 401(k) contribution and $4,465 as a car allowance.

(19)Represents amount paid by the Company as a matching payment to a 401(k) contribution.

(20)Represents amount paid by the Company as a matching payment to a 401(k) contribution.

(21)Mr. Panzl has served as an officer of the Company since February 1, 2001. From February 1, 2001 to September 30, 2001, he received compensation of $80,289 from the Company. His salary is $135,000 on a yearly basis.

   Chris J. Panzl, 38, has been the Chief Financial Officer, Vice President, Secretary and Treasurer of the Company since February 1, 2001. Mr. Panzl is a Certified Public Accountant. Mr. Panzl worked as a Vice President and partner with Metropolitan Capital Group from June, 1997 to January, 2000. Prior to that time, he worked as a Vice President for M&I Bank in Milwaukee, Wisconsin from January, 1996 to June, 1997 and as the Chief Financial Officer of Uni-Boring Co. from February, 1991 to January, 1996.

   Geoffrey C. Owen, 44, has been the President and Chief Operating Officer since December 11, 2002. Prior to that time, he was the Vice President/General Manager of the Company's Manufacturing Division since the Company's acquisition of Dart Machine, Ltd. Prior to the acquisition, he served as the General Manager of Dart Machine, Ltd. Mr. Owen oversees the Company's production machining operations at McLaren Performance Products in Oldcastle, Ontario

Employment and Other Agreements

   In January, 1999, McLaren Engines, Inc. entered into an employment agreement with Wiley R. McCoy to employ Mr. McCoy in the position of President and Chief Operating Officer of McLaren Engines, Inc. In April, 1999, this agreement was terminated and Mr. McCoy entered into a new employment agreement with the Company to serve as the Company's President and Chief Operating Officer. Mr. McCoy's current employment agreement was for an initial term of two years and was automatically extended an additional two year period. Mr. McCoy is to receive a base salary of $140,000 plus annual cost of living adjustments. Mr. McCoy's agreement also entitles him to participate in all fringe benefits available to other executive officers and provides that he is to be granted options to purchase 25,000 to 30,000 shares of the Company annually. The agreement may be terminated by the Company with or without cause at any time. If the agreement is terminated by the Company without cause, Mr. McCoy will continue to receive his salary and benefits for up to 12 months. From December 1, 2000 to December 11, 2002, Mr. McCoy served as the Company's Executive Vice President and Chief Operating Officer. On December 11, 2002, Mr. McCoy was appointed as the Company's Chief Executive Officer.

   On October 1, 2001, the Company entered into an Employment Agreement with Chris J. Panzl to employ Mr. Panzl in the position of Vice President and Chief Financial Officer of the Company. The agreement is for a term of two years, but will be automatically extended an additional one year period unless the Company notifies Mr. Panzl of its intent to terminate the agreement at least ninety days prior to the end of the initial term. Mr. Panzl is to receive a base salary of $135,000. Mr. Panzl's agreement also entitles him to participate in all fringe benefits available to other executive officers, and grants Mr. Panzl the option to purchase 140,000 shares during the initial term. One-half of the options will vest on the first anniversary date of the agreement and the second half will vest on the second anniversary date of the agreement. The price for the options is the closing price of the Company's common stock as of October 1, 2001 for those granted in the initial term. The agreement may be terminated by the Company only for cause.

   As of November 12, 2002, the Company entered into an Agreement with Steven Rossi which terminated his Employment Agreement as of November 3, 2002. The Agreement provides that the Company would pay the equivalent of two months' salary to Mr. Rossi in accordance with the Company's normal payroll practices spread over the months from November 2002 through February 2003. The Company also agreed to pay the COBRA premiums for Mr. Rossi, his spouse and dependents, assuming eligibility, for the months from November 2002 through February 2003. On November 12, 2002, the Company and Mr. Rossi also entered into a Consulting

Agreement. The Consulting Agreement provides that Mr. Rossi will serve as a consultant to the Company. The term of the Consulting Agreement is from March 1, 2003 to February 29, 2004. In exchange for such services, Mr. Rossi will receive $4,000 a month during the term.

Certain Relationships and Related Transactions

   On August 1, 2001, the Company entered into a McLaren Stock Option Purchase Agreement with EMM McLaren Investment Company, L.L.C. ("EMM") pursuant to which the Company granted to EMM the option to acquire up to 1,750,000 shares of the Company's Common Stock at an exercise price of $0.98 per share (the "EMM Option Agreement"). The EMM Option Agreement also provides that the Company will issue warrants to EMM. The warrants will grant EMM the right to purchase that number of additional shares of the Company's Common Stock equal to 20% of the sum of the shares acquired upon exercise of the option. The exercise prices of the warrants will be $1.00 for half the warrant shares and $2.00 for the other half.

   On August 8, 2001, EMM and Amherst H. Turner, who later became and is currently a Director of the Company, entered into a Partial Assignment of McLaren Stock Option Purchase Agreement (the "Assignment") whereby EMM assigned to Mr. Turner: (a) EMM's option to purchase 510,204 shares exercisable pursuant to the EMM Option Agreement on or before August 20, 2001 (the "Assigned Option"); and (b) if Mr. Turner exercised the Assigned Option, EMM's right to receive warrants to purchase 51,204 warrant shares exercisable, at $1.00 per share, on or before December 31, 2002 and warrants to purchase 51,204 warrant shares exercisable, at $2.00 per share, on or before December 31, 2003 (collectively, the "Turner Warrants").

   On August 9, 2001, EMM exercised options to purchase 204,082 shares of the Company's Common Stock pursuant to the EMM Option Agreement and Mr. Turner (through Amherst Fund LLC, an entity that Mr. Turner controls and of which he is the sole member) exercised options to purchase 510,204 shares of the Company's Common Stock pursuant to the Assignment. On October 5, 2001, the Company issued the Turner Warrants to Amherst Fund LLC.

   On September 20, 2001, the EMM Option Agreement was amended to, among other things, extend the expiration date for the option from October 1, 2001 to December 3, 2001. On October 25, 2001, EMM exercised options to purchase 229,502 shares of the Company's Common Stock pursuant to the EMM Option Agreement. On December 7, 2001, the Company issued a warrant to purchase 43,376 warrant shares exercisable, at $1.00 per share, on or before February 28, 2003 and a warrant to purchase 43,367 warrant shares exercisable, at $2.00 per share, on or before February 27, 2004 to EMM.

   On March 25, 2002, the Company issued to Amherst H. Turner, a Director of the Company, in a private placement a $250,000 Subordinated Convertible Promissory Note ("Convertible Note") and warrants to purchase 37,500 shares of common stock (the "Warrant'). The Convertible Note is in the principal amount of $250,000. Commencing May 1, 2002, interest at the per annum rate of 2% above the prime rate of interest as published by the Wall Street Journal adjusted annually on the anniversary date of the Convertible Note is to be paid on the first day of each month thereafter. Payments of principal are to commence on the first anniversary of the Convertible Note and be paid in monthly installments on the first day of each month thereafter. By a letter agreement ("Letter Agreement") dated September 23, 2002 between the Company and Mr. Turner, amendments were made to the Convertible Note and Warrant and the Company converted $6,500 of principal into 25,000 shares. The Convertible Note and Warrant were filed as exhibits to the Report on Form 10-QSB for the quarter ended March 31, 2002 and filed with the SEC on May 15, 2002. The Letter Agreement was filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002 and filed with the SEC on December 30, 2002.

   The shares and the warrants issued to EMM and Amherst Fund LLC have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Convertible Note, Warrant and 25,000 shares issued to Mr. Turner have not been registered under the Securities Act. The Company claims exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder based upon EMM's and Mr. Turner's knowledge, sophistication, investment intent and status as "accredited investors," as well as the private nature of the transaction.

   Starting in January 2002, the Company provided engine building services, at no cost, to Blair Racing, L.L.C. ("Blair") in exchange for advertising and promotion of the Company's race engine capability. Blair agreed to reimburse the Company for its out-of-pocket costs. Blair owns an Indy race car team. Hayden Harris, a Director of the Company, is a Managing Member and has a 30% ownership interest in Blair. This arrangement was unilaterally terminated in July after eight races, including the Indianapolis 500. The services provided by the Company are estimated to have cost the Company approximately $250,000. The Company billed Blair $322,449.75 for its out-of-pocket costs, including parts used in the engine rebuilds. Currently, Blair owes the Company $28,694.52, which amount is over 180 days old.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               Individual Grants

   The following table shows information about option grants in the last fiscal year for each of the Executive Officers included in the Summary Compensation Table. For the fiscal year ended September 30, 2002, no other Executive Officer of the Company received stock options. The Company did not grant any stock appreciation rights.

                  Number of
                 Securities
                 Underlying    % of Total Options Granted  Exercise or Base
Name           Options Granted to Employees in Fiscal Year   Price ($/Sh)   Expiration Date
----           --------------- --------------------------- ---------------- ---------------
Wiley R. McCoy      30,000                 6.1%                 $0.64           1/02/12

Steven Rossi..         -0-                  --                     --                --

Chris J. Panzl     140,000                28.4%                 $0.59          10/01/11

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

   The following table shows aggregate option exercises during the fiscal year ended September 30, 2002, and the fiscal year-end option values for the Executive Officers included in the Summary Compensation Table.

                                               Number of
                                              Securities
                                              Underlying
                 Shares                   Unexercised Options Value of Unexercised-in-
               Acquired on                     at FY-End      the-Money Options at FY-
                Exercise                     Exercisable/         End Exercisable/
Name            (Number)   Value Realized    Unexercisable         Unexercisable
----           ----------- -------------- ------------------- ------------------------
Wiley R. McCoy     --            --            162,500/0                $0/0

Steven Rossi..     --            --         100,000/200,000             $0/0

Chris J. Panzl     --            --         85,000/200,000              $0/0

                             DIRECTOR COMPENSATION

   Typically, the Company's Directors receive fees of $1,250 per meeting for their attendance at Board or committee meetings. In fiscal year ended 2002, the Directors waived the fees for three out of the four Board meetings. Directors are also reimbursed for their reasonable expenses in attending meetings of the Board of Directors and any committees thereof.

            CHANGES IN THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

   On April 17, 2002, the Company engaged Grant Thornton LLP as its independent accountants for the fiscal year ended September 30, 2002. Also on April 17, 2002, Ernst & Young LLP was dismissed as the Company's independent accountants. The decision to change the Company's independent accountants was made by the Company's Board of Directors. The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended September 30, 2000 and 2001, contained no adverse opinion or disclaimer of opinion nor were they qualified as to uncertainty, audit scope or accounting principles. In connection with the audits for the fiscal years ended September 30, 2000 and September 30, 2001, and during the interim period from appointment to April 17, 2002 there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope.

   In connection with the change of accountants, the Company filed a Form 8-K with the SEC on April 24, 2002. Ernst & Young LLP reviewed the disclosure contained in the Form 8-K, and was given the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company's expression of its views, or the respect in which it did not agree with the statements made by the Company in the Form 8-K. Such letter is filed as Exhibit 16 to the Form 8-K filed on April 24, 2002.

   In connection with preparing this Proxy Statement, the Company has requested that Ernst & Young LLP review the above disclosure, and Ernst & Young LLP has been given an opportunity to furnish the Company with an additional letter addressed to the SEC containing any new information, clarification of the Company's expressions of its views, or the respect in which it does not agree with the statements made by the Company herein. No such additional letter has been provided to the Company by Ernst & Young LLP.

            APPROVAL OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
                           Item 2 on the Proxy Card

   Grant Thornton LLP, Certified Public Accountants, have audited the accounts of the Company since April 17, 2002, and have been selected by the Company to continue in that capacity during the fiscal year 2003. This selection was approved by the Audit Committee and by the Board of Directors, subject to Stockholder approval.

   Grant Thornton LLP plans to have a representative attend the Annual Meeting, who will be available to respond to the appropriate questions and who will have the opportunity to make a statement if the representative desires to do so.

   If the Stockholders do not approve the selection of Grant Thornton LLP as the Company's independent accountants, the selection of such auditors will be reconsidered by the Audit Committee and the Board of Directors.

   The Board of Directors recommends a vote FOR the approval of the selection of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending September 30, 2003.

                                 ANNUAL REPORT

   The Company's Annual Report for the year ending September 30, 2002, including financial statements, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                            SOLICITATION OF PROXIES

   The expenses in connection with the solicitation of the enclosed form of Proxy, including clerical work, printing and postage, will be borne by the Company. In addition to the use of the mails, Directors, Officers, or employees of the Company may make solicitations in person or by telephone without special compensation. The Company has retained ADP-ICS to assist in the solicitation of Proxies at an estimated cost of $6,300 plus reimbursement of reasonable expenses. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

                           PROPOSALS OF STOCKHOLDERS

   Proposals of Stockholders intended to be presented at the Company's 2004 Annual Meeting of Stockholders must be received by the Secretary, McLaren Performance Technologies, Inc., 32233 West Eight Mile Road, Livonia, Michigan 48152, no later than September 27, 2003.

             AS TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

   The Board of Directors does not intend to bring any other matters before the meeting and has not been informed of such an intention by any other person. However, if any other matters properly come before the meeting, it is the intention of the person named in the enclosed form of Proxy to vote said Proxies in accordance with his judgment on such matters.

   It is important that the Proxies be returned promptly. Therefore, Stockholders are requested to execute and return the enclosed Proxy to which no postage need be affixed if mailed in the United States.

                                          By Order of the Board of Directors

                                          /s/ Chris J. Panzl
                                          Chris J. Panzl, Secretary

Dated: January 17, 2003

                       ANNUAL MEETING OF SHAREHOLDERS OF

                     McLAREN PERFORMANCE TECHNOLOGIES, INC.

                               February 26, 2003

Please date, sign and mail your proxy card in the envelope provided as soon as possible

                         COMPANY NUMBER

                         ACCOUNT NUMBER

                         NUMBER OF SHARES

                Please detach and mail in the envelope provided.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF McLAREN PERFORMANCE TECHNOLOGIES, INC. PLEASE SIGN DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]


1. The election of eight (8) Directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

                                   NOMINEES

[ ] FOR ALL NOMINEES              - Nicholas P. Bartolini
                                  - Lawrence Cohen
[ ] WITHHOLD AUTHORITY            - Stephen D. Davis
    FOR ALL NOMINEES              - Hayden H. Harris
                                  - David D. Jones
[ ] FOR ALL EXCEPT                - Wiley R. McCoy
    (See instructions below)      - Robert J. Sinclair
                                  - Amherst H. Turner


INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: .

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

2. The approval of the selection of Grant Thornton LLP as the Company's independent accountants for the fiscal year ending September 30, 2003.

                    FOR              AGAINST           ABSTAIN
                    [ ]                [ ]               [ ]

3. The transaction of such other business as may properly come before the meeting and any adjournments or postponements of the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report.

PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. GIVING THIS PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING.



Signature of Shareholder____________________  Date:_____________________________


Signature of Shareholder____________________  Date:_____________________________


Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign partnership name by authorized person.

PROXY

                     MCLAREN PERFORMANCE TECHNOLOGIES, INC.

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Wiley R. McCoy or his successor with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of McLaren Performance Technologies, Inc. held of record by the undersigned on January 2, 2003, at the Annual Meeting of Stockholders to be held on February 26, 2003, or any adjournment thereof.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)